Exhibit 99.2

Darling International Inc.

News Release
November 7, 2006

DARLING INTERNATIONAL ANNOUNCES CONFERENCE CALL AND WEBCAST
FOR ITS THIRD QUARTER 2006 FINANCIAL RESULTS on NOVEMBER 10, 2006

        Irving, Texas, August 10, 2006:   Darling International Inc. (AMEX: DAR) announced today that it will release its third quarter 2006 financial results after the market close on Thursday, November 9, 2006 and will host a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, November 10, 2006 to provide additional details about the company's results.

        To listen to the conference call, participants calling from within North America may dial 888-868-9079; international participants may dial 973-935-8510. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investors/investors.html or http://www.earnings.com.

        Following its completion, a replay of the call can be accessed until November 24, 2006 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 8074400. The conference call will also be archived on the company's website for seven days.

About Darling

        Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products - such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

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FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300